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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Edge Petroleum Corporation
Houston, Texas

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-143474) and Form S-8 (No. 333-141254, No. 333-113619, No. 333-106484, No. 333-61890, No. 333-93209, and No. 333-22571) of Edge Petroleum Corporation (the "Company") of our reports dated March 16, 2009, relating to the consolidated financial statements and to the effectiveness of Edge Petroleum Corporation's internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2008. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

        We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO SEIDMAN, LLP BDO SEIDMAN, LLP Houston, Texas March 16, 2009

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm